Exhibit 99.2

EQT CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On December 19, 2012, EQT Corporation (the “Company”) and its direct wholly owned subsidiary Distribution Holdco, LLC (“Holdco”) entered into a Master Purchase Agreement and related agreements pursuant to which the Company and Holdco agreed to transfer 100% of their ownership interests of Equitable Gas Company, LLC (“Equitable Gas”) and Equitable Homeworks, LLC (“Homeworks”) to PNG Companies LLC (“PNG Companies”), the parent company of Peoples Natural Gas Company LLC, in exchange for $720 million cash, subject to certain purchase price adjustments, and certain natural gas midstream assets of, and new commercial arrangements with, PNG Companies and its affiliates (the “Transaction”). The Transaction closed on December 17, 2013.

The following unaudited pro forma condensed consolidated financial information is intended to reflect the effect of the Transaction on the historical financial statements of the Company. The unaudited pro forma condensed consolidated balance sheet is based on the historical condensed consolidated balance sheet of the Company as of September 30, 2013 and presents how the balance sheet may have appeared if the Transaction had been completed on September 30, 2013. The unaudited pro forma condensed statements of consolidated income are based on the historical statements of consolidated income of the Company for the year ended December 31, 2012 and for the nine months ended September 30, 2013 and present how the statements of consolidated income may have appeared if the Transaction had been completed on January 1, 2012. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the notes accompanying the unaudited pro forma condensed consolidated financial statements and with the historical audited and unaudited financial statements and the related notes.

The unaudited pro forma condensed consolidated financial information is based on financial statements prepared in accordance with United States generally accepted accounting principles (“GAAP”). These principles require the use of estimates that affect the reported amounts of revenues and expenses. The unaudited pro forma condensed consolidated financial information does not purport to represent what the actual results of operations would have been had the transactions occurred on the respective dates assumed, nor is it necessarily indicative of the Company's future operating results. The pro forma adjustments in the accompanying unaudited pro forma consolidated financial information reflect estimates as well as assumptions. The Company's management believes these estimates and assumptions are reasonable, but actual results could differ from estimates and assumptions may prove to be incorrect.  In addition, the unaudited pro forma consolidated financial information reflects preliminary accounting treatment for various commercial agreements executed in connection with the Transaction. These agreements relate to ongoing commercial agreements between the Company and PNG Companies after the Transaction.  Final accounting treatment will be reflected in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

EQT CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2013

	Historical	Pro Forma Adjustments		Pro Forma
		(Thousands)
ASSETS

Current assets:
Cash and cash equivalents	$423,897	$720,000	(a)	$1,253,897
		110,000	(b)
Accounts receivable, net	186,061	(7,463)	(c)	178,598
Unbilled revenues	8,305	(8,305)	(c)	−
Inventory	67,911	(44,109)	(c)	23,802
Derivative instruments, at fair value	203,002	−		203,002
Prepaid expenses and other	44,115	(20,349)	(c)	23,766
Total current assets	933,291	749,774		1,683,065

Equity in nonconsolidated investments	127,185	−		127,185

Net property, plant and equipment	8,476,164	(663,192)	(c)	7,950,372
		137,400	(a)
Regulatory assets	113,475	(91,883)	(c)	21,592
Other assets	32,137	32,000	(a)	63,419
		(718)	(c)
Total assets	$9,682,252	$163,381		$9,845,633

                The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial information.

EQT CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2013

	Historical	Pro Forma Adjustments		Pro Forma
		(Thousands)

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt	$6,162	$ −		$6,162
Short-term loans	−	110,000	(b)	110,000
Accounts payable	306,200	(12,906)	(c)	293,294
Derivative instruments, at fair value	18,353	−		18,353
Other current liabilities	209,967	(25,388)	(c)	261,305
		76,726	(d)
Total current liabilities	540,682	148,432		689,114

Long-term debt	2,495,717	−		2,495,717
Deferred income taxes and investment tax credits	1,670,562	(81,036)	(c)	1,589,526
Other credits	239,968	(15,183)	(c)	263,937
		39,152	(d)
Total liabilities	4,946,929	91,365		5,038,294

Equity:
Common stock	1,827,413	−		1,827,413
Treasury stock	(450,786)	−		(450,786)
Retained earnings	2,457,304	174,976	(d)	2,505,555
		(126,725)	(d)
Accumulated other comprehensive income	77,175	23,765	(c)	100,940
Total common stockholder’s equity	3,911,106	72,016		3,983,122
Noncontrolling interests in consolidated subsidiaries	824,217	−		824,217
Total equity	4,735,323	72,016		4,807,339
Total liabilities and equity	$9,682,252	$163,381		$9,845,633

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial information.

EQT CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2013

	Historical	Pro Forma Adjustments		Pro Forma
	(Thousands, except per share amounts)

Operating revenues	$1,585,350	$(246,353)	(e)	$1,382,689
		43,692	(f)
Operating expenses:
Purchased gas costs	188,199	(110,137)	(e)	78,062
Operation and maintenance	105,124	(31,922)	(e)	77,902
		4,700	(f)
Production	80,712	−		80,712
Exploration	15,124	−		15,124
Selling, general and administrative	162,372	(18,964)	(e)	144,158
		750	(f)
Depreciation, depletion and amortization	493,341	(18,207)	(e)	480,234
		5,100	(a)
Total operating expenses	1,044,872	(168,680)		876,192

Operating income	540,478	(33,981)		506,497
Other income	6,846	(214)	(e)	6,632
Interest expense	110,690	(2,025)	(a)	110,521
		1,856	(b)
Income before income taxes	436,634	(34,026)		402,608
Income tax expense	130,625	(12,930)	(g)	117,695
Net income	$306,009	(21,096)		$284,913
Less: Net income attributable to noncontrolling interests	30,642	−		30,642
Net income attributable to EQT Corporation	$275,367	(21,096)		$254,271

Earnings per share of common stock attributable to EQT Corporation:
Basic:
Weighted average common shares outstanding	150,509	150,509
Net income	$1.83	$1.69
Diluted:
Weighted average common shares outstanding	151,365	151,365
Net income	$1.82	$1.68

                The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial information.

EQT CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2012

	Historical	Pro Forma Adjustments		Pro Forma
	(Thousands, except per share amounts)

Operating revenues	$1,641,608	$(312,874)	(e)	$1,374,197
		45,463	(f)
Operating expenses:
Purchased gas costs	228,405	(143,889)	(e)	84,516
Operation and maintenance	141,935	(42,678)	(e)	105,057
		5,800	(f)
Production	96,155	−		96,155
Exploration	10,370	−		10,370
Selling, general and administrative	195,097	(23,182)	(e)	172,915
		1,000	(f)
Depreciation, depletion and amortization	499,118	(24,501)	(e)	480,017
		5,400	(a)
Total operating expenses	1,171,080	(222,050)		949,030

Operating income	470,528	(45,361)		425,167
Other income	15,965	(429)	(e)	15,536
Interest expense	184,786	(2,700)	(a)	184,561
		2,475	(b)
Income before income taxes	301,707	(45,565)		256,142
Income tax expense	105,296	(17,314)	(g)	87,982
Net income	$196,411	(28,251)		$168,160
Less: Net income attributable to noncontrolling interests	13,016	−		13,016
Net income attributable to EQT Corporation	$183,395	(28,251)		$155,144

Earnings per share of common stock attributable to EQT Corporation:
Basic:
Weighted average common shares outstanding	149,619	149,619
Net income	$1.23	$1.04
Diluted:
Weighted average common shares outstanding	150,506	150,506
Net income	$1.22	$1.03

                The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial information.

EQT CORPORATION
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
(Unaudited)

1.	Basis of Presentation

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2013 and unaudited pro forma condensed consolidated statement of income for the nine months ended September 30, 2013 are derived from and should be read in conjunction with the Company’s unaudited condensed consolidated financial statements in its Quarterly Report on Form 10-Q for the period ended September 30, 2013.  The unaudited pro forma condensed consolidated statement of income for the year ended December 31, 2012 is derived from and should be read in conjunction with the Company’s audited consolidated financial statements in its Annual Report on Form 10-K for the year ended December 31, 2012.

2.	Pro Forma Adjustments and Assumptions

The unaudited pro forma condensed financial statements give pro forma effect to the following items:

(a)
As consideration for the sale of Equitable Gas and Homeworks, the Company is assumed to have received a $720.0 million cash payment, which is subject to post-closing purchase price adjustments, and $137.4 million of midstream assets.  The Company is also assumed to have entered into certain commercial agreements with PNG Companies and recognized additional consideration of $32.0 million for contract-based intangible assets associated with the commercial agreements.  The intangible assets were recorded at fair value and resulted in interest income recognized for the pro forma periods presented.  The assumed purchase price does not reflect any estimated purchase price adjustments.  An assumed purchase price adjustment at the pro forma close date of September 30, 2013 would vary substantially from the actual purchase price adjustment at the mid-December close due to seasonality in the business of Equitable Gas and Homeworks.  The value of the midstream assets and the contract-based intangibles are subject to final purchase accounting valuation adjustment under GAAP and may change.

(b)
As part of its acquisition of the Sunrise Pipeline acquisition in July 2013, EQT Midstream Partners, LP (the “Partnership”) agreed to pay $110 million of additional consideration to the Company upon a third-party transportation agreement becoming effective at the close of this Transaction.  The pro forma adjustment reflects borrowings on the Partnership's revolving credit facility, which borrowings are consolidated with the Company’s financial statements, to fund the payment of this additional consideration.  The Company incurred expense on the amount outstanding at an annualized interest rate of 2.25% for the pro forma periods presented. A one-eighth percentage point change in the interest rate would change pro forma interest expense by $0.1 million for the nine months ended September 30, 2013 and for the year ended December 31, 2012.

(c)	Adjustments reflect the elimination of assets, liabilities and equity as part of the sale of Equitable Gas and Homeworks as of September 30, 2013.

EQT CORPORATION
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
(Unaudited)

(d)
Adjustments reflect the gain of $175.0 million, offset by tax expense of $126.7 million, recognized on the sale of Equitable Gas and Homeworks based on the net book value of the assets and liabilities sold as of September 30, 2013.  Tax expense includes the impact of eliminating tax regulatory assets and liabilities related to the Transaction.  Certain tax liabilities have been estimated in the pro forma balance sheet as a result of the gain on the Transaction.  The assumed gain as of September 30, 2013 does not reflect activities between October 1, 2013 and the closing date of the Transaction.  The value of the midstream assets and the contract-based intangibles are subject to final purchase accounting valuation adjustment under GAAP and may change.

(e)
Reduction of operating revenues, expenses and other income as a result of the sale of Equitable Gas and Homeworks.  This adjustment included transaction expenses of $3.3 million for the nine months ended September 30, 2013 and $4.5 million for the year ended December 31, 2012 related to the sale of Equitable Gas and Homeworks, which was recorded in selling, general and administrative expenses.

(f)
Concurrent with the closing of the sale of Equitable Gas and Homeworks, the Company entered into certain commercial agreements with PNG Companies resulting in increased operating revenues and expenses for the pro forma periods presented.

(g)	Income tax expense based on the Company's historical statutory rate applied to the effect of changes referenced within the unaudited pro forma condensed consolidated statements of income.